                                                                   EXHIBIT 10.14

                               LICENSE AGREEMENT

     THIS AGREEMENT is made effective as of the 1st day of April, 1994, by and between Winning Ways, Inc., a Missouri corporation, with offices at 9700 Commerce Parkway, Shawnee Mission, Kansas 66219, (hereinafter "Licensor"), and Softwear Athletics, Inc., a Canada corporation, with offices located at 523 Cleveland Cres S.E., Calgary, Alberta, Canada T2G4RB (hereinafter "Licensee").

     WHEREAS, Licensor is the owner of certain trademarks identified in Schedule A hereto (the "Trademarks"), and any copyrights or other proprietary rights associated with said Trademarks (hereinafter the "Rights"); and

     WHEREAS, Licensee desires to use the Rights and/or the Trademarks on or in association with the manufacture, offering for sale, sale, advertising, promotion and distribution of certain products identified in Schedule B (the "Licensed Products") in the countries identified in Schedule B (the "Licensed Territory"); and

     WHEREAS, Licensor is willing to grant Licensee such right to use the Rights and/or the Trademarks on the Licensed Products in the Licensed Territory in accordance with the terms and conditions recited herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, it is hereby agreed as follows:

     1.  GRANT.
         -----

         (a) Licensor hereby grants to Licensee and Licensee hereby accepts the exclusive, non-transferable, non-assignable license, without the right to grant sublicenses, to use the Rights and Trademarks solely within the Licensed Territory on the Licensed Products and/or in association with the manufacture, advertising and promotion of the Licensed Products and the offering for sale, sale, shipment and distribution of the Licensed Products: (i) to retail stores and merchants for sale, shipment and distribution direct to the public; and/or (ii) direct to the public. Licensee shall not knowingly permit the Licensed Products to be sold or distributed outside of the Licensed Territory.

           (b) Licensor represents and warrants that it has the authority to grant the Rights licensed herein. Licensor makes no representation that it has the authority to grant, nor does it grant herein, the right to utilize the name, symbol, or logo of any other licensee of Licensor, or reproductions of any products produced by or for any other licensee of Licensor. Accordingly, it is understood by the parties hereto that if any of the foregoing are to be utilized in connection with the exercise of the license granted hereunder, it will be the responsibility of Licensee to obtain all necessary permissions for the use of such material.

           (c) The license granted by Licensor to Licensee hereunder does not include the right to, and Licensee shall not in any manner, use (or purport to grant others the right to use) the Trademarks or the Rights for the purpose, in whole or in part, of promoting any service or product other than the Licensed Products. The license granted by Licensor to Licensee herein does not include, and shall not be used by Licensee so as to imply, a testimonial or endorsement of the Licensed Products or any other product or service by the Licensor.

           (d) Nothing contained in Section 1(c) above shall prevent Licensee from utilizing the Trademarks or the Rights in a non-endorsement and/or non-testimonial manner in connection with the packages, cartons, advertising, point-of-sale and/or promotional materials for the Licensed Products (the "Promotional and Packaging Material") or require any separate payment in connection therewith.

           (e) All rights not expressly granted to Licensee in this Agreement are specifically reserved to Licensor.

     2.    TERM AND OPTIONS.
           ----------------

           (a) This Agreement shall be effective and shall continue for an initial term (the "First License Period") set forth on Schedule B, unless sooner terminated pursuant to a provision of this Agreement.

           (b) Licensor hereby grants to Licensee two (2) separately exercisable options to extend the term of this Agreement for additional one-year periods ("Second and Third License Periods, respectively). In order to exercise each of the two options, Licensee must provide Licensor with written notice of its intention to exercise each such option and such written notice must be received by Licensor no earlier than one hundred twenty (120) days and no later than ninety (90) days prior to the expiration of the License Period then in effect. The attempted exercise of any option shall be void and of no effect if Licensee (i) has breached or is then in breach of any of its obligations under this Agreement, or (ii) fails during any License Period to make Net Sales sufficient to generate Actual Royalties equal to or greater than the Guaranteed Minimum Royalties as defined herein, or (iii) fails to make full and timely royalty payments as provided herein. Licensee's performance in each License Period shall be pursuant to the same terms and conditions recited in this Agreement.

     3.    ROYALTIES.
           ---------

           (a) Licensee agrees to pay Licensor a royalty at the percentage set forth on Schedule B based on Net Sales (as defined in Subsection 3(b) below) of the Licensed Products employing the Rights and/or the Trademarks by Licensee (the "Actual Royalty"). Such Actual Royalty shall accrue when the Licensed Products are sold, shipped, distributed, billed and/or paid for, whichever occurs earlier, to a third party not affiliated with Licensee. For purposes of this Agreement, "affiliated" means related in any manner through direct or indirect ownership or control and includes joint venture arrangements.

           (b) "Net Sales" shall mean gross sales to third parties not affiliated with Licensee at Licensee's regular price, less returns actually credited. No other deductions shall be permitted. For example, there shall be no deductions made for discounts, allowances, commissions, royalties, uncollectible accounts, taxes, fees, assessments, impositions, payments or expenses of any kind which may be incurred or paid by Licensee in connection with the royalty payments due to Licensor hereunder, or for any costs incurred in the manufacture, offering for sale, sale, advertising, promotion, shipment, handling, distribution and/or exploitation of the Licensed Products. Licensee's regular price shall include the royalty amount. Notwithstanding the foregoing, Licensee shall be permitted to deduct the Canadian 10% withholding tax from the royalties payable to Licensor.

           (c) Actual Royalty payments shall be made by Licensee to Licensor on all Licensed Products sold, shipped and/or distributed by Licensee, even if not billed (such as in the case of introductory offers, promotions and the like and sales, shipments and/or distributions to individuals and/or companies which are affiliates or subsidiaries of Licensee), or if billed at less than Licensee's regular price for such Licenced Products, based upon Licensee's regular price for such Licensed Products sold to third parties not affiliated with Licensee in the course of Licensee's normal distribution, shipment and sales activities. Notwithstanding the foregoing, samples sold to salesmen shall be subject to a royalty based on the price charged to the salesman.

           (d) For each License Period of this Agreement, Licensee agrees to pay Licensor a non-refundable guaranteed minimum royalty in the amount(s) and in the manner set forth on Schedule B (the "Guaranteed Minimum Royalty"). Such Guaranteed Minimum Royalty shall be paid as set forth on Schedule B. If, upon termination or expiration of this Agreement or any License Period thereof, the total royalties paid and/or payable by Licensee to Licensor during each such License Period is less than the Guaranteed Minimum Royalty, Licensee shall immediately pay the amount of such difference to Licensor. Actual Royalty payments based on Net Sales made during any License Period of this Agreement shall be credited against the Guaranteed Minimum Royalty due for the License Period in which such Net Sales were made.

     4.   STATEMENTS AND PAYMENTS.
          -----------------------

          (a) Licensee shall deliver to Licensor, at its offices, or to such other address as Licensor may direct, on the fifteenth (15th) day following the end of each calendar month during any License Period of this Agreement, and on the fifteenth (15th) day of the month following termination or expiration of this Agreement, a complete and accurate statement of its Net Sales of Licensed Products, differentiated by product, for the immediately preceding calendar month (or portion thereof) (the "Royalty Period"). Said statement shall be certified as accurate by an officer of Licensee and shall include information for gross sales of each product classification of the Licensed Products shipped, distributed and/or sold by Licensee during the Royalty Period, returns actually credited, computation of Net Sales and royalty due, and any other information Licensor may from time to time reasonably request. Such statements shall be furnished to Licensor whether or not any Licensed Products have been shipped, distributed and/or sold, and whether or not Actual Royalties have been earned during the Royalty Period. Statements shall be in a form acceptable to Licensor and consistent with Schedule C hereto.

          (b) The amount in United States dollars shown in Licensee's royalty statements as being due Licensor shall be paid simultaneously with the submission of such statements. In the event that the amount credited for returns during any Royalty Period exceeds Licensee's royalty obligation to Licensor for such period, Licensee may use such amount as a credit against future royalty obligations of Licensee during the License Periods of this Agreement. In no event, however, shall the amount credited for returns during any Royalty Period be used upon termination or expiration of this Agreement as a credit against past royalty obligations of or royalty payments made by Licensee. In no circumstances shall Licensor be obligated to pay any amount to Licensee upon termination or expiration of this Agreement on account of credits accrued by Licensee for returns.

        (c) Licensee's royalty statements and all amounts payable to Licensor by Licensee shall be submitted to:

                            Winning Ways, Inc.
                            9700 Commerce Parkway
                            Lenexa, Kansas 66219
                            Attn: Larry Graveel

or such other address as the Licensor may direct.

        (d) The receipt and/or acceptance by Licensor of any of the statements furnished or royalties paid hereunder to Licensor (or the cashing of any royalty checks paid hereunder) shall not preclude Licensor from questioning the correctness thereof at any time and, in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified by Licensee and the appropriate payment shall be made by Licensee.

        (e) All payments made hereunder shall be in United States dollars, unless otherwise specifically agreed upon by the parties. The exchange rate for converting foreign currencies into United States dollars shall be the exchange rate of the Royal Bank of Canada in effect on the royalty due date.

        (f) Time is of the essence with respect to all payments to be made hereunder by Licensee. Interest at a rate of the lesser of one and one-half percent (1 1/2%) per month or the maximum rate allowed by law, compounded daily, shall accrue on any amount due Licensor hereunder from and after the date upon which the payment is due until the date of receipt of payment. Collection of interest by Licensor shall be without prejudice to any other rights and remedies available to Licensor.

     5.    AUDIT.
           -----

           (a) Licensee agrees to keep accurate books of account and records at its principal place of business covering all transactions relating to the license granted herein and pertaining to the items required to be shown in the Licensee's royalty statements to be submitted pursuant hereto, including without limitation, invoices, correspondence, banking, financial and other records. Licensor and its duly authorized representatives shall have the right, upon reasonable notice, at all reasonable hours of the day, to audit Licensee's books of account and records, and all other documents and material in the possession or under the control of Licensee, with respect to the subject matter and the terms of this Agreement and to make copies and extracts thereof. In the event that any such audit reveals an underpayment by Licensee, Licensee shall immediately upon demand remit payment to Licensor in the amount of such underpayment plus interest calculated at the rate of the lesser of one and one-half percent (1 1/2%) per month or the maximum rate allowed by law, compounded daily, calculated from the date such payment(s) were actually due until the date such payment is actually made. Collection of interest by Licensor shall be without prejudice to any other rights and remedies available to Licensor. In the event that any such underpayment is greater than Five Thousand Dollars ($5,000), or two percent (2%) of the royalties due for the period audited, whichever is less, Licensee shall reimburse Licensor for the costs and expenses of such audit.

           (b) All books of account and records of Licensee covering all transactions relating to the license granted herein shall be retained by Licensee for at least two (2) years after the expiration or termination of this Agreement for possible inspection by Licensor.

     6.    QUALITY, NOTICES, APPROVALS AND SAMPLES
           ---------------------------------------

           (a)   The Licensed Products and the Promotional and Packaging
Material: shall be of high quality in design, material and workmanship so as to be suited to the favorable advantage, protection and enhancement of the Trademarks and the Rights; in no event shall be of lesser quality than the best quality of similar products and promotional, advertising, and packaging material presently shipped, distributed, sold and/or used by Licensee in the Licensed Territory; shall be safe and suitable for their intended purpose; and shall be manufactured, sold and/or distributed in full conformance with all applicable laws and regulations.

           (b) Licensee may not manufacture, use, offer for sale, sell, advertise, promote, ship and/or distribute any Licensed Products, or any Promotional and Packaging Material relating to the Licensed Products, until it has received written approval of same in the manner provided herein from Licensor. Such approval shall not be unreasonably withheld. Should Licensor fail to approve in writing any of the submissions furnished it by Licensee within fourteen (14) business days from the date of submission thereof, such failure shall be considered to be a disapproval thereof.

           (c) Before commencing or authorizing third parties to commence the design or development of Licensed Products or Promotional and Packaging Material which have not been previously approved in writing by Licensor, Licensee shall submit at its own cost to Licensor, for approval, a written description of the concept of such Licensed Product and/or Promotional and Packaging Material, including full information on the nature and function of the proposed item and a general description of how the Rights and/or the Trademarks and other material will be used thereon. Licensee shall next submit at its own cost to Licensor, for approval, complete layouts and descriptions of the proposed Licensed Products and/or Promotional and Packaging Material showing exactly how and where the Rights and the

Trademarks and all other art work and wording will be used. Thereafter, Licensee shall submit at its own cost to Licensor, for approval, pre-production models or prototype samples of the proposed Licensed Products and/or Promotional and Packaging Material, if not adopted from Licensor's designs. Finally, Licensee shall submit at its own cost to Licensor, for approval, actual proofs or final pre-production samples of the proposed Licensed Products and/or Promotional and Packaging Material. Licensee shall not proceed beyond any of the above stages where approval is required without first securing the express written approval of Licensor.

           (d) Upon commencement of manufacture, shipment and distribution of the Licensed Products and/or Promotional and Packaging Material relating to the Licensed Products after all required approvals have been given by Licensor, Licensee shall submit, at its own cost, to Licensor an additional twelve (12) sets of the Licensed Products and two (2) sets of the Promotional and Packaging Material.

           (e) Licensor may periodically during any License Period of this Agreement require that Licensee submit to Licensor, at no cost to Licensor, up to twelve (12) additional sets of the Licensed Products, and the Promotional and Packaging Material relating to the Licensed Products, for subsequent review of the quality of and copyright and trademark usage and notice on same and for any other purpose that Licensor deems appropriate.

           (f) After the required approval has been secured from Licensor pursuant to Section 6(c) above, Licensee shall not depart from the specifications, quality or appearance thereof in any respect without first obtaining the express prior written approval of Licensor. Licensee shall make submissions to Licensor and obtain approvals in the manner required above each time new or revised concepts, layouts, descriptions, art work, models, prototype samples and/or production samples are created, developed and/or adopted by and/or for Licensee.

           (g) Subject to reasonable obligations of confidentiality by Licensor, Licensee agrees that to assure that the provisions of this Agreement are being observed, it will allow Licensor or its designees to enter Licensee's premises and/or the premises where the Licensed Products are being manufactured and the facilities in which the Licensed Products are being packaged, during regular business hours, and upon reasonable notice, for the purpose of inspecting the Licensed Products and the Promotional and Packaging Material relating to the Licensed Products.

           (h) In order to ensure that the Licensed Products and the Promotional and Packaging Materials are manufactured, offered for sale, sold, advertised, promoted, shipped and/or distributed as set forth herein, in the event that the quality standards and/or trademark and copyright usage and notice requirements herein referred to are not met, or in the event that said quality standards and/or trademark and copyright usage and notice requirements are not maintained throughout the period of manufacture, offering for sale, sale, advertising, promotion, shipment and/or distribution of any Licensed Products hereunder, then, in addition to any other rights available to Licensor under this Agreement or otherwise, upon receipt of written notice from Licensor, Licensee shall immediately discontinue any and all manufacture, offering for sale, sale, advertising, promotion, shipment and distribution of such Licensed Products and/or Promotional and Packaging Material in connection with which the said quality standards and/or trademark and copyright usage and notice requirements have not been met.

     7.    ARTWORK.
           -------

           (a) The form and content of all artwork for use in any media shall be subject to the express written approval of Licensor prior to its use by Licensee in connection with the Licensed Products or the Promotional and Packaging Material. If Licensee desires to use artwork previously approved by Licensor on a different Licensed Product or on different

Promotional and Packaging Material, Licensee shall first submit samples of such proposed use to Licensor for approval thereof. Any artwork or graphics provided to Licensee by Licensor may only be used by Licensee on the Licensed Products which utilize Licensor's Trademarks.

          (b) Except as provided in Section 18(c) of this Agreement, notwithstanding any rights otherwise granted to Licensee by state or federal trademark or copyright laws or otherwise, Licensee shall not without express prior written permission of Licensor directly or indirectly use, or authorize others to use, in any manner whatsoever, any of the artwork or designs or other material involving the Rights and/or Trademarks, or any reproductions thereof, following the expiration or termination of this Agreement, notwithstanding their invention or use by Licensee, and Licensee shall destroy all such artwork and/or designs and/or other material and furnish to Licensor satisfactory evidence of their destruction, or deliver the same to Licensor. All artwork shall be deemed created as a work made for hire in favor of Licensor and, to the extent it is not, all rights in the artwork shall be assigned to Licensor. Licensee shall represent that it has equivalent agreements in place for all personnel who are not full-time employees of Licensee.

     8.   OWNERSHIP OF RIGHTS.
          -------------------

          (a) It is understood and agreed that Licensor is the sole and exclusive holder of all right, title and interest in and to the Rights and/or the Trademarks for the duration of this Agreement.

          (b) Nothing contained in this Agreement shall be construed as an assignment to Licensee of any right, title and/or interest in or to the Rights and/or to the Trademarks, it being understood that all right, title and interest relating thereto are expressly reserved by Licensor except for the Rights being licensed hereunder.

          (c) No license is being granted hereunder as to any products other than the Licensed Products and only in the Licensed Territory. Licensor reserves for such use as it may determine all rights of any kind other than the Rights herein licensed to Licensee.

          (d) Licensee shall not use the Rights and/or the Trademarks other than as permitted herein and, in particular, shall not incorporate the Rights and/or the Trademarks in Licensee's corporate or business name or in any of Licensee's other trademarks or service marks, in any manner whatsoever. Licensee agrees that in using the Rights and Trademarks, it will in no way represent that it has any rights, title and/or interest in and/or to the Rights and/or the Trademarks other than those expressly granted under the terms of this Agreement. Licensee further agrees that it will not use and/or authorize the use, either during or after the term of this Agreement, of any configuration, trademark, trade name or other designation confusingly similar to the Rights and/or any of the Trademarks.

     9.   GOODWILL AND PROMOTIONAL VALUE.
          ------------------------------

          (a) Licensee recognizes the value of the goodwill associated with the Rights and/or the Trademarks and acknowledges that the Rights and/or the Trademarks, and all rights therein and the goodwill pertaining thereto, belong exclusively to Licensor. Licensee further recognizes and acknowledges that the Rights and/or the Trademarks have acquired secondary meaning in the mind of the public. Licensee agrees that during any License Period of this Agreement, or thereafter, it will not dispute or attack the title or any rights of Licensor in and to the Rights and/or the Trademarks or the validity of the license granted herein.

          (b) Licensee agrees that its use of the Rights and/or the Trademarks shall inure to the benefit of Licensor and that Licensee shall not, at any time, acquire any rights in the Rights and/or the Trademarks by virtue of any use it may make of the Rights and/or of the Trademarks. Licensee hereby assigns to Licensor any and all trademarks and trademark rights in the Trademarks and/or Rights created by such use, together with the goodwill of the business in connection with which such Trademarks are used.

          (c) Licensee acknowledges that Licensor is entering into this Agreement not only in consideration of the royalties paid hereunder but also in recognition of the intrinsic benefit to proper maintenance of the reputation of Licensor as a result of the manufacture, offering for sale, sale, advertising, promotion, shipment and distribution of the Licensed Products by Licensee in accordance with the provisions of this Agreement. Licensee therefore acknowledges that its failure to manufacture, offer for sale, sell, advertise, promote, ship and distribute the Licensed Products in accordance with the provisions of this Agreement, including without limitation its obligations to protect and enhance the value of the Trademarks and the Rights, will result in immediate and irreparable damage to Licensor in connection with promotion of the Rights and/or the Trademarks, and that there will be no adequate remedy at law for the failure by Licensee to abide by such provisions of this Agreement. Accordingly, Licensee agrees that in the event of any breach by Licensee, in addition to all other remedies available to it hereunder, Licensor may at its sole option commence an action in any court having jurisdiction or an arbitration proceeding, and shall be entitled to injunctive relief against any such breach as well as such other relief as any arbitrator(s) or court with jurisdiction may deem just and proper. Licensee waives all requirements of a bond in connection therewith.

     10.  TRADEMARK AND COPYRIGHT PROTECTION.
          ----------------------------------

          (a) The license granted herein is conditioned upon Licensee's full and complete compliance with the provisions of the trademark and copyright laws of the United States and any foreign country or countries in the Licensed Territory.

          (b) Licensee agrees to permanently affix to all Licensed Products and all Promotional and Packaging Material the appropriate legends, markings and/or notices as required by Licensor, to give appropriate notice to the consuming public of Licensor's right, title and interest therein.

           (c) Licensee agrees that it will not use, distribute or sell any Licensed Products or distribute any Promotional or Packaging Materials which do not carry notices meeting the requirements of this Agreement.

           (d) Licensee shall use no other markings, legends and/or notices on or in association with the Licensed Products or on or in association with the Promotional and Packaging Material other than those specified above and such other markings, legends and/or notices as may be specified by Licensor, without first obtaining Licensor's express written approval.

           (e) Licensor has the right, but not the obligation, to obtain at its own cost, appropriate trademark and copyright protection for the Rights and/or the Trademarks in association with the Licensed Products in any and all countries of the Licensed Territory, in the name of Licensor or in the name of any third party selected by Licensor.

           (f) Licensee shall keep appropriate records (including copies of pertinent invoices and correspondence), and advise Licensor, relating to the dates when each of the Licensed Products is first placed on sale or sold in each country of the Licensed Territory, and the dates of first use in each country of each different Trademark and/or of the Rights on the Licensed Products and Promotional and Packaging Material. If requested to do so by Licensor, Licensee also agrees to supply Licensor with samples, facsimiles or photographs of the trademark usages in question and other information which will enable Licensor to complete and obtain trademark applications or registrations, or to evaluate or oppose any trademark or design applications, registrations, or uses of third parties.

           (g) Licensee agrees that it shall not at any time within the Licensed Territory or anywhere else in the world apply for any copyright or trademark protection which would affect Licensor's ownership of any rights in the Rights and/or the Trademarks, nor file any document with any governmental authority or assert directly or indirectly any right or take any other action which could affect Licensor's ownership of the Rights and/or the Trademarks, or aid or abet anyone else in doing so.

           (h) Licensee agrees to cooperate in all reasonable respects with Licensor in protecting and defending the Rights and/or the Trademarks. In the event that any claim or problem arises with respect to the protection of the Rights and/or the Trademarks in the Licensed Territory, Licensee shall promptly advise Licensor on in writing of the nature and extent of same. Licensor has no obligation to take any action whatsoever in the event that any claim or problem arises with respect to the protection of the Rights and/or the Trademarks.

     11.   INFRINGEMENTS.
           -------------

           (a) Licensee agrees to cooperate with Licensor in the enforcement of Licensor's right in the Rights and/or the Trademarks. Licensee agrees to promptly notify Licensor in writing of any infringements or imitations by third parties of the Rights, the Trademarks, the Licensed Products and/or the Promotional and Packaging Material which may come to Licensee's attention. Licensor shall have sole right to determine whether or not any action shall be taken on account of any such infringement or imitation. Licensor, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of Licensee, or join Licensee as a party thereto; provided, however, that Licensee shall not be required to incur more than nominal out-of-pocket expense as a consequence of being joined as a party by Licensor. Licensee agrees not to contact any third party, not to make any demands or claims, and not to institute any suit or take any other action on account of such infringements or imitations without obtaining the prior express written permission of Licensor.

          (b) With respect to all claims and suits involving the Rights and/or the Trademarks, including suits in which Licensee is joined as a party, Licensor shall have the sole right to employ counsel of its choosing and to direct the handling of the litigation and any settlement thereof. Licensor shall be entitled to receive and retain all amounts awarded to Licensor as damages, profits or otherwise in connection with such suits.

     12.  INDEMNIFICATION
          ---------------

          Licensee hereby agrees to defend, indemnify and hold harmless Licensor, its officers, directors, employees, partners and agents, from and against any and all claims, demands, causes of action and judgments ("Claims") arising out of or in connection with: (a) Licensee's design, manufacture, distribution, shipment, advertising, promotion, offering for sale and/or sale of the Licensed Products and/or the Promotional and Packaging Material, including but not limited to any allegedly unauthorized use by Licensee of any trademark, copyright, patent, process, idea, method, device, logo, symbol, insignia, name, term or material other than those licensed herein; and (b) any alleged defect(s) of the Licensed Products and/or the Promotional and Packaging Material.

          With respect to the foregoing indemnity, Licensee agrees to defend and hold Licensor harmless at no cost or expense to Licensor whatsoever, including, but not limited to, attorneys' fees and court costs. Licensor shall have approval over Licensee's selection of counsel and be kept apprised of all developments. Under no circumstances shall Licensee have the right to settle or otherwise compromise any claim without the prior written consent of Licensor. Licensor shall have the right to defend itself in any such action or proceeding with attorneys of Licensor's selection.

     13.   INSURANCE.
           ---------

           Licensee shall, throughout the License Period(s) of this Agreement and for three (3) years after the expiration of this Agreement, obtain and maintain at its own cost and expense from a qualified insurance company acceptable to Licensor, comprehensive general liability insurance, the form of which must be acceptable to Licensor, naming Licensor as an additional insured. Such policy shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Licensed Products or any material used in connection therewith or any use thereof. The amount of coverage shall be a minimum of One Million Dollars ($1,000,000) combined single limit. The policy shall provide for twenty
(20) days' notice to Licensor from the insurer by Registered or Certified Mail, return receipt requested, in the event of any modification, cancellation or termination. Licensee agrees to furnish Licensor a certificate of insurance evidencing same within thirty (30) days after execution of this Agreement, and in no event shall Licensee manufacture, offer for sale, sell, advertise, promote, distribute, ship and/or distribute the Licensed Products or Promotional and Packaging Material prior to receipt by Licensor of such evidence of insurance.

     14.   EXPLOITATION BY LICENSEE.
           ------------------------

           (a) Licensee agrees to commence distribution, shipment and sale of all of the Licensed Products in sufficient quantities to meet the reasonably anticipated demand therefor throughout the Licensed Territory within six (6) months after the commencement of the First License Period of this Agreement. In the event of Licensee's failure to comply with this requirement, in addition to all other remedies available to it, Licensor shall have the option to terminate this Agreement upon mailing notice of such termination to Licensee.

           (b) Licensee agrees that during all License Periods of this Agreement, Licensee will continue to diligently and continuously distribute, ship and sell each of the Licensed Products throughout the Licensed Territory and that it will use its best efforts to make and maintain adequate arrangements for the distribution, shipment and sale necessary to meet the demand for all such Licensed Products throughout the Licensed Territory. Licensee further agrees to exercise all reasonable efforts to advertise and promote the Licensed Products at its own expense throughout the term of this Agreement as widely as practicable within the Licensed Territory, to the best advantage and enhancement of the Trademarks and the Rights.

           (c) Licensee will not discriminate against the Licensed Products by granting commissions/discounts to salesmen, dealers and/or distributors in favor of Licensee's other similar products.

     15.   PREMIUMS, PROMOTIONS, COMBINATION PROGRAMS AND SECONDS.
           ------------------------------------------------------

           (a) Under no circumstances shall Licensee have any right to sell or otherwise utilize the Licensed Products as premiums or promotional items. Licensor shall have and retain the sole and exclusive right to utilize or license third parties to utilize any of the Trademarks and Rights granted herein in connection with any premium, giveaway, mail order, fund raising, promotional arrangement or fan club (collectively referred to as "Promotional Products"), which retained right may be exercised by Licensor concurrently with the Rights granted to Licensee hereunder.

           (b) Licensee agrees not to sell the Licensed Products in combination with other products ("Combination Program") for one total combination price without the prior written consent of Licensor. If such consent is granted, the royalty shall be based upon the total combination price paid for all of the products included in the Combination Program.

           (c) Licensee agrees not to offer for sale, sell, ship, advertise, promote, distribute and/or use for any purpose whatsoever, and/or to permit any third party to offer for sale, sell, ship, advertise, promote, distribute and/or use for any purpose whatsoever, any Licensed Products and/or Promotional and Packaging Material relating to the Licensed Products which are damaged, defective, seconds or otherwise fail to meet the specifications and/or quality standards and/or trademark and copyright usage and notice requirements of this Agreement.

     16.   ASSIGNABILITY AND SUBLICENSING.
           ------------------------------

           The license granted hereunder is and shall be personal to Licensee and shall not be assigned by any act of Licensee or by operation of law or otherwise encumbered. A change in the stock ownership of Licensee representing fifty percent (50%) or more of the stock shall be deemed to be an assignment of this License. Licensee shall not have the Licensed Products or any portion thereof manufactured for Licensee by a third party unless Licensee first obtains the express written approval of Licensor, and such manufacturer shall have signed an agreement in the form attached hereto as Schedule D. Licensee shall have no right to grant any sublicenses without Licensor's prior express written approval. Any attempt on the part of Licensee to arrange for manufacture by a third party or to sublicense (except as provided herein), assign, encumber or alter its rights under this Agreement by operation of law or otherwise, including without limitation entry by Licensee into any joint venture arrangement or any material change in the ownership or key management of Licensee, without reasonable notice to and prior written approval by Licensor shall result in the automatic termination of this Agreement, and all rights granted hereunder shall immediately revert to Licensor.

        17.  TERMINATION.
             -----------

             (a)  Licensor's Right of Termination.
                  -------------------------------

                  (i)  Immediate Right of Termination. In addition to the
                       ------------------------------
automatic termination provisions and/or termination rights provided elsewhere in this Agreement, and notwithstanding any attempts by Licensee to cure defaults, Licensor shall have the right immediately to terminate this Agreement by giving written notice to Licensee if Licensee does any of the following:

                       a. Manufactures, offers for sale, sells, advertises, promotes, ships, distributes and/or uses in any way any Licensed Product and/or Promotional and Packaging Material without having the prior written approval of Licensor as provided for in this Agreement;

                       b. Continues to manufacture, offer for sale, sell, advertise, promote, ship, distribute and/or use in any way any Licensed Product and/or Promotional and Packaging Material after receipt of notice from Licensor disapproving same;

                       c. Fails to carry on the Licensed Products or Promotional or Packaging Material the notices specified by Licensor, as required herein;

                       d. Becomes subject to any voluntary or involuntary order of any governmental agency involving the recall or citation of any of the Licensed Products and/or Promotion and Packaging Material because of safety, health or other hazards or risks to the public;

                       e. Directly or indirectly through its controlling shareholders or any of its officers, directors or employees, takes any action in connection with the manufacture, offering for sale, sale, advertising, promotion, shipment and/or distribution of the

Licensed Products and/or the Promotional and Packaging Material which damages or reflects adversely upon Licensor, the Rights and/or the Trademarks;

                 f. Breaches any of the provisions of this Agreement relating to the unauthorized assertion of rights in the Rights and/or the Trademarks;

                 g. Two or more times during a twelve-month period fails to make timely payment of royalties when due or fails to make timely submission of royalty statements when due;

                 h. Uses the Trademarks or the Rights for the purpose, in whole or in part, of promoting any service or product other than the Licensed Products without the express prior consent of Licensor in writing; or

                 i. Fails to obtain or maintain insurance as required by the provisions of this Agreement.

           (ii)  Curable Breaches by Licensee.  If Licensee:  commits a material
                 ----------------------------
breach of any other terms of this Agreement; or files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or discontinues its business, or if a receiver is appointed for it or its business and is not discharged within thirty (30) days; and Licensee fails to cure such breach or event and furnish reasonable proof of its cure to Licensor within fifteen (15) days after receiving written notice of breach and a demand to cure from Licensor, Licensor shall then have the right to terminate this Agreement by giving written notice to Licensee.

     (b)   Licensee's Right of Termination.  If Licensor commits a
           -------------------------------
material breach of any of the terms of this Agreement and fails to cure such breach and furnish reasonable proof of its cure to Licensee within fifteen (15) days after receiving written notice of breach, Licensee shall have the right to terminate this Agreement by giving written notice to Licensor.

Termination of this Agreement shall not relieve Licensee of any royalty obligations which have accrued prior to termination.

     18.  POST-TERMINATION AND EXPIRATION RIGHTS AND OBLIGATIONS.
          ------------------------------------------------------

          (a) Except as provided in Section 18(c) below, upon termination of this Agreement, Licensee and its receivers, representatives, trustees, agents, administrators, successors and/or permitted assigns shall have no right to manufacture, offer for sale, sell, ship, advertise, promote and/or distribute Licensed Products or to use in any way the Rights, the Trademarks, or any Promotional and Packaging Material relating to the Licensed Products.

          (b) Upon expiration of this Agreement or termination by Licensor, notwithstanding anything to the contrary herein, all royalties on sales, shipments and/or distributions theretofor made shall become immediately due and payable and no Guaranteed Minimum Royalty paid to Licensor shall be refunded.

          (c) Upon expiration of this Agreement, or upon termination of this Agreement for any reason except those set forth in Section 16 or Section 17(a) above, subject to the requirements of this Agreement with respect to payment and reporting of royalties, Licensee may, for a period of six (6) months, dispose of all finished Licensed Products which are on hand upon the expiration of the License Period then in effect, and all Licensed Products which are in production and in transit, provided that the royalties with respect to that period are paid and the appropriate statements are furnished for that period. Licensee shall not accelerate or increase the manufacture or production of Licensed Products in anticipation of expiration of this Agreement. During such six (6) month period, Licensor itself may use or license the use of the Rights and/or the Trademarks in any manner at any time anywhere in the world as Licensor sees fit.

        (d) Subject to Section 18(c) above, after the expiration or termination of this Agreement, Licensee shall refrain from further use of the Rights and/or the Trademarks or any further reference to them, either directly or indirectly, in connection with the manufacture, offering for sale, sale, advertising, promotion, shipment and/or distribution of Licensee's products. Licensee shall destroy all artwork, films, transparencies, separations, printing plates, molds and other materials which reproduce the Licensed Products and/or Promotional and Packaging Material relating to the Licensed Products, and shall give evidence satisfactory to Licensor of their destruction or, at Licensor's option, deliver the same to Licensor). Licensee shall be responsible to Licensor for any damages caused by the unauthorized use by Licensee or by others of all such materials which are not destroyed pursuant to this Agreement.

        (e) Licensee acknowledges that its failure to cease the manufacture, offering for sale, sale, advertising, promotion, shipment and/or distribution of the Licensed Products and/or use in any way of the Promotional and Packaging Material relating to the Licensed Products at the termination or expiration of this Agreement will result in immediate and irreparable damage to Licensor and to the rights of other licensees of Licensor. Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities and Licensee agrees that in the event of such failure, in addition to all other remedies available to it hereunder, Licensor at its sole option may commence an action in any court having jurisdiction or an arbitration proceeding, and shall be entitled to equitable relief by way of injunctive relief and such other relief as any arbitrator(s) or court with jurisdiction may deem just and proper. Licensee waives all requirement of a bond in connection with Licensor's pursuit of injunctive relief.

     19.   FINAL STATEMENT UPON TERMINATION OR EXPIRATION.
           ----------------------------------------------

           Within thirty (30) days after termination or expiration of this Agreement, as the case may be, Licensee shall deliver to Licensor a statement indicating the number and description of the finished Licensed Products which it had on hand as of the expiration or termination date. Licensor shall have the option upon prior written notice to Licensee of conducting a physical inventory at the time of expiration or termination and/or at a later date in order to ascertain or verify such statement. In the event that Licensee refuses to permit Licensor or its agent to conduct such physical inventory, Licensee shall forfeit any rights hereunder to dispose of such inventory. In addition to such forfeiture, Licensor shall have recourse to all other remedies available to it.

     20.   NOTICES.
           -------

           All notices or other communications required or desired to be sent to either party shall be in writing and sent by Registered or Certified Mail, postage prepaid, return receipt requested, or by facsimile or telegram, charges prepaid. Such notices, including facsimile or telegram, shall be effective on the date sent, provided that any notice sent by facsimile also shall be sent by regular mail. The addresses for Licensor and Licensee shall be as set forth on Schedule B. Either party may change its address by notice in writing to the other party.

     21.   RELATIONSHIP OF THE PARTIES.
           ---------------------------

           This Agreement does not create a partnership or joint venture between the parties and neither party shall have any power to obligate or bind the other in any manner whatsoever.

     22.   APPLICABLE LAW AND ATTORNEY'S FEES.
           ----------------------------------

           This Agreement shall be governed by the law of the state of Kansas and any claims arising hereunder shall, at Licensor's election, be prosecuted in the appropriate court of said state or in the United States District Court having jurisdiction for causes of action arising in the District in which the Licensor is located. In the event of any legal dispute between the parties regarding this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

     23.   CAPTIONS.
           --------

           The captions used in connection with the Sections and Subsections of this Agreement are inserted only for purpose of reference. Such captions shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof, nor shall such captions otherwise be given any legal effect.

     24.   WAIVER.
           ------

           (a) No waiver by either party of a breach or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of a like or similar nature.

           (b) Resort by either party to any remedies referred to in this Agreement or arising by reason of a breach of this Agreement by the other party shall not be construed as a waiver by such party of its right to resort to any and all other legal and equitable remedies available to it.

     25.   SURVIVAL OF THE RIGHTS.
           ----------------------

           Any rights and obligations created by this Agreement and which by necessary implication continue after its expiration or termination shall survive such expiration or termination.

     26.   SEVERABILITY.
           ------------

           In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

     27.   INTEGRATION.
           -----------

           This Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, understandings or agreements, oral or written, between the parties with respect to the subject matter hereof. This Agreement cannot be modified except by a written instrument signed by the parties hereto.

     28.   NONCOMPETE.
           ----------

           (a) For a period of three years immediately following the termination of this Agreement, Licensee shall not sell Licensed products or products similar to the Licensed Products to the customers that purchased Licensed Products from Licensee during the term of this Agreement, unless such customer was a customer of Licensee prior to the effective date of this Agreement.

           (b) During the term of this Agreement and for a period of three years immediately following the termination of this Agreement, Licensee shall not sell any products in the United States in the markets served by Licensor at the time of termination, including, but not limited to, college bookstores, resorts and corporate markets. Notwithstanding the foregoing, this restriction shall not apply to sales by Licensee of products under the Softwear Athletics brand to (i) the Richmont Corporation or its subsidiaries or affiliated companies, or (ii) other customers that are not customers of Licensor.

           By their execution below, the parties hereto have agreed to all of the terms and conditions of this Agreement.


WINNING WAYS, INC.                      SOFTWEAR ATHLETICS, INC.



By: /s/ John L. Munglin                 By: /s/ [SIGNATURE APPEARS HERE]
    -------------------                     -----------------------------


                   [BOTH PARTIES MUST ALSO SIGN SCHEDULE B]

                                  SCHEDULE A
                                  ----------


TRADEMARKS:              GEAR FOR SPORTS

                         BIG COTTON

                                  SCHEDULE B
                                  ----------

LICENSED PRODUCTS:        Adult Apparel, Headwear, Bags

FIRST LICENSE PERIOD:     April 1, 1994 to September 30, 1995
SECOND LICENSE PERIOD:    October 1, 1995 to September 30, 1996
THIRD LICENSE PERIOD:     October 1, 1996 to September 30, 1997

LICENSED TERRITORY:       Canada

ROYALTY PERCENTAGE:       10%

GUARANTEED MINIMUM ROYALTY
    FIRST LICENSE PERIOD:
          AMOUNT:         $100,000 (US Dollars)
          DUE DATE:       April 1, 1994       -$25,000
                          January 15, 1995    -$18,750
                          April 15, 1995      -$18,750
                          July 15, 1995       -$18,750
                          October 15, 1995    -$18,750
    SECOND LICENSE PERIOD:
          AMOUNT:         $200,000 (US Dollars)
          DUE DATE:       January 15, 1996    -$50,000
                          April 15, 1996      -$50,000
                          July 15, 1996       -$50,000
                          October 15, 1996    -$50,000
    THIRD LICENSE PERIOD:
          AMOUNT:         $300,000 (US Dollars)
          DUE DATE:       January 15, 1997    -$75,000
                          April 15, 1997      -$75,000
                          July 15, 1997       -$75,000
                          October 15, 1997    -$75,000

ADDRESSES FOR NOTICES

         LICENSOR:                         LICENSEE:

         WINNING WAYS, INC.                SOFTWEAR ATHLETICS, INC.
         9700 Commerce Parkway             523 Cleveland Cres S.E.
         Lenexa, Kansas 66212              Calgary, Alberta
         Attn: Larry Graveel               Canada T2G 4RB

ACKNOWLEDGED AND APPROVED:

WINNING WAYS, INC.                         SOFTWEAR ATHLETICS, INC.


By: /s/ [SIGNATURE APPEARS HERE]            By: /s/ [SIGNATURE APPEARS HERE]
    -----------------------------              ------------------------------